                                                                    EXHIBIT 21.1


                            SMARTFLEX SYSTEMS, INC.

                            LISTING OF SUBSIDIARIES

                                                               Jurisdiction of
         Name                                                    Organization
         ----                                                  ---------------
Smartflex Singapore Pte. Ltd.                                     Singapore

Smartflex Systems de Mexico, C.V. de S.A.                         Mexico

Smartflex Systems Philippines Inc.                                Philippines